                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Riddell Sports Inc.
New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement, as amended, of our report dated February 12, 1997, relating to the consolidated financial statements of Varsity Spirit Corporation which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                   BDO SEIDMAN, LLP

Memphis, Tennessee
August 6, 1997